Response to Item 77D

Eaton Vance Equity Asset Allocation Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and the prospectus as well, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.